Exhibit 23.4


                CONSENT OF THE ROBINSON-HUMPHREY COMPANY INC.
                _____________________________________________


     We hereby consent to the use in this Registration Statement of our opinion dated May 15, 1995, addressed to the Board of Directors of Central Corporation in Monroe, Louisiana, and to the references to our firm included in this Registration Statement.


                                THE ROBINSON-HUMPHREY COMPANY, INC.
                                Atlanta Georgia
                                July 26, 1995